UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 10, 2024
Crown Castle Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16441	76-0470458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8020 Katy Freeway, Houston, Texas 77024-1908
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (713) 570-3000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
(b)-(d) As previously disclosed, the board of directors ("Board") of Crown Castle Inc. ("Company") appointed Anthony J. Melone, a member of the Board, as interim President and Chief Executive Officer ("CEO") of the Company ("Interim CEO"), commencing on January 16, 2024. The CEO Search Committee of the Board conducted a search to identify the next President and CEO and to recommend such candidate to the Board for appointment. On April 9, 2024, the Board (i) increased the size of the Board from twelve to thirteen members, effective immediately prior to the Effective Date (as defined below) and (ii) appointed Steven J. Moskowitz to serve as the President and CEO and as a member of the Board, effective April 11, 2024 ("Effective Date"). Mr. Moskowitz will serve as a member of the Board until his term expires at the Company's 2024 annual meeting of stockholders, at which time he will stand for election by the Company's stockholders.
On the Effective Date, Mr. Melone will cease serving as Interim CEO, but will remain with the Company as a Special Advisor to advise Mr. Moskowitz through May 31, 2024 and continue to serve as a member of the Board. During such advisory period, Mr. Melone will continue to receive his existing base salary. As previously disclosed, all of Mr. Melone's outstanding restricted stock units ("RSUs") will vest, pursuant to their terms, when his employment with the Company is terminated, which is expected to occur on May 31, 2024. The Company anticipates that, effective June 1, 2024, Mr. Melone will qualify as an independent Board member.
Mr. Moskowitz, age 60, has over 25 years of experience leading, growing and advising wireless infrastructure companies. In the past five years, Mr. Moskowitz has been a co-investor in, and has served as the CEO and a member of the board of directors of, Centennial Towers Holding LP, a developer, owner and operator of wireless communications towers in Latin America. Prior to that, Mr. Moskowitz served as a senior advisor to Madison Dearborn Partners, a private equity firm, and was a co-investor, CEO and a member of the board of directors of NextG Networks Inc., a fiber-based cell site solutions provider. Prior to joining NextG Networks, Inc., Mr. Moskowitz served in various leadership positions at American Tower Corporation, a global provider of wireless infrastructure, including as Executive Vice President and President, U.S. Tower Division.
There are no arrangements or undertakings pursuant to which Mr. Moskowitz was selected as President and CEO or as a member of the Board. There are no family relationships among any of the Company's directors or executive officers and Mr. Moskowitz. There are no related party transactions involving Mr. Moskowitz that are reportable under Item 404(a) of Regulation S-K.
(e) In connection with Mr. Moskowitz's appointment, the Board approved the following compensation package:

Name	2024 Base Salary	2024 Annual RSUs(a)	2024 Sign-On RSUs(b)
Steven J. Moskowitz	$900,000	~$12,300,000	~$2,400,000

(a)Represents an award of 2024 Annual RSUs: (i) 40% of which will be in the form of time-based RSUs, vesting annually, in one-third increments on April 11th of 2025, 2026 and 2027, and (ii) 60% of which will be in the form of performance RSUs, vesting, to the extent earned, on February 19, 2027. For additional information regarding the structure of performance RSUs, see the "VI. Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Elements—Long-Term Incentives—2024 LTI Design Changes" on page 66 of the Company's Revised Preliminary Proxy Statement filed on April 4, 2024.
(b)Represents an award of time-based sign-on RSUs, which are expected to vest 50% on April 11, 2025 and 50% on April 11, 2026, subject to Mr. Moskowitz's continued employment through each applicable vesting date.
In addition to the above, Mr. Moskowitz will be eligible to participate in the Company's 2024 Executive Management Team Annual Incentive Plan, a copy of which is filed as Exhibit 10.19 to the Company's Annual Report on Form 10-K for the year ended December 31, 2023 ("Annual Report"), which is incorporated herein by reference.
In addition, the Company entered into a severance agreement with Mr. Moskowitz, effective as of the Effective Date ("Severance Agreement"). The terms and conditions of the Severance Agreement are substantially similar to those described in "VI. Executive Compensation—Potential Payments Upon Termination of Employment—Severance Agreements" on pages 78 and 79 of the Company's Revised Preliminary Proxy Statement filed on April 4, 2024 (which description is incorporated herein by reference), except as provided in the following sentences. In the event Mr. Moskowitz's employment is terminated by the Company without cause or Mr. Moskowitz resigns for good reason, in each case, not in connection with a change in control transaction, Mr. Moskowitz will be eligible to receive a severance payment equal to two times the sum of his base salary and Annual Bonus (as defined in the Severance Agreement) and continued coverage under specified health and welfare benefit programs for two years. In addition, in the event of a Non-Qualifying Termination (as defined in the Severance Agreement), other than a termination by the Company without cause, following the date on which Mr. Moskowitz has reached the age of 65 and completed at least four years of service as an employee of the Company and provided Mr. Moskowitz delivers at least 180 days prior notice of termination: (i) the service condition for Mr. Moskowitz's RSUs will be deemed satisfied and all of his outstanding RSUs will continue to vest for the remainder of the vesting period as if he continued to be an employee of the

Company, (ii) to the extent not already paid, the Company will pay his annual bonus for the immediately preceding year, and (iii) Mr. Moskowitz will be entitled to fully participate in the Company's 401(k) plan for the calendar year of the termination.
In addition, the Severance Agreement contains provisions that generally prohibit Mr. Moskowitz, from the effective date of the Severance Agreement and for one year following the termination of his employment with the Company, from engaging in business activities involving or relating to owning, leasing, developing, designing, operating or constructing (i) fiber optic communication cable, equipment or networks or (ii) communications towers or networks (including distributed antenna systems and small cells) in the United States or any other country in which the Company is then engaged in such activities.
Except as provided above, the description of the Severance Agreement is qualified in its entirety by reference to the form of severance agreement filed as Exhibit 10.6 to the Annual Report, which form of severance agreement is incorporated herein by reference.
ITEM 8.01—OTHER EVENTS
On April 10, 2024, the Company issued a press release announcing the appointment of Mr. Moskowitz as President and CEO. The April 10, 2024 press release is attached as Exhibit 99.1 to this Current Report on Form 8-K ("Form 8-K") and is incorporated herein by reference.

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K contains forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Statements that are not historical facts are hereby identified as forward-looking statements. In addition, words such as "estimate," "anticipate,” "project," "plan," "intend," "believe," "expect," "likely," "predicted," "positioned," "continue,” "target," "seek,” "focus" and any variations of these words and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include (1) the duration of Mr. Melone's service as Special Advisor and the timing of the vesting of his RSUs and (2) expectations regarding Mr. Melone's independence status. Such forward-looking statements should, therefore, be considered in light of various risks, uncertainties and assumptions, including prevailing market conditions, risk factors described in "Item 1A. Risk Factors" of the Annual Report and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. Unless legally required, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Our filings with the U.S. Securities and Exchange Commission ("SEC") are available through the SEC website at www.sec.gov or through our investor relations website at investor.crowncastle.com. We use our investor relations website to disclose information about us that may be deemed to be material. We encourage investors, the media and others interested in us to visit our investor relations website from time to time to review up-to-date information or to sign up for e-mail alerts to be notified when new or updated information is posted on the site.

Important Stockholder Information

The Company has filed with the SEC a Revised Preliminary Proxy Statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for the Company's 2024 Annual Meeting of Stockholders. The proxy statement is in preliminary form and the Company intends to file and mail a definitive proxy statement to stockholders of the Company. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by the Company free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company are also available free of charge by accessing the Company's investor relations website at investor.crowncastle.com.

Participant Information

The Company, its directors and executive officers and other members of management and employees will be participants in the solicitation of proxies with respect to a solicitation by the Company. Information about the Company's executive officers and directors is available in the Company's Revised Preliminary Proxy Statement for its 2024 Annual Meeting, which was filed with the SEC on April 4, 2024, and will be included in the Company’s definitive proxy statement, once available. To the extent holdings by our directors and executive officers of Company securities reported in the proxy statement for the 2024 Annual

Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC's website at www.sec.gov.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits
Exhibit Index

Exhibit No.	Description
99.1	Press Release dated April 10, 2024
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INC.
By:	/s/ Edward B. Adams, Jr.
	Name:	Edward B. Adams, Jr.
	Title:	Executive Vice President and General Counsel
Date: April 10, 2024